CONSENT OF QUALIFIED PERSON

VIA SEDAR

British Columbia Securities Commission

Alberta Securities Commission

Ontario Securities Commission

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:

Tanzanian Royalty Exploration Corporation (the “Company”)

Short Form Preliminary Prospectus dated July 11, 2011 (the “Prospectus”)

Registration Statement on Form F-10

This letter is being filed as the consent of the undersigned to being named in the Prospectus and to the use of and inclusion of reference in the Prospectus to the technical report entitled “Update National Instrument 43-101 Technical Report on Tanzanian Royalty Exploration Corporation’s Buckreef Gold Project in Tanzania by Venmyn Rand (Pty) Limited” dated June 28, 2011 (the “Technical Report”). I also consent to any extracts from or a summary of the Technical Report in the Prospectus or included by reference in the Prospectus of the Company.

I, Nicholas J. Johnson, hereby confirm that I have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus that are: (a) derived from the Technical Report; or (b) within my knowledge as a result of the services I performed in connection with the Technical Report.

I certify that I have read the Prospectus being filed by the Company and that it fairly and accurately represents the information in the sections of the Technical Report for which I am responsible.

In addition, on behalf of Hellman & Schofield (Pty) Ltd, I hereby consent to the use of Hellman & Schofield (Pty) Ltd’s name in Tanzanian Royalty Exploration Corporation’s registration statement on Form F-10, and any amendments thereto filed under the Securities Act of 1933, as amended (the “Registration Statement”), to the inclusion and incorporation by reference in the Registration Statement of information derived from the Technical Report.

Dated this  11th day of July, 2011.

_/s/ Nicholas J. Johnson_________

Nicholas J. Johnson

Hellman & Schofield (Pty) Ltd